As filed with the Securities and Exchange Commission on March 19, 1999
                                                    Registration No. 333-69577
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 Amendment No. 3
                                       to
                                    Form S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)



             Canada                      1311                  Not Applicable
(State or other jurisdiction of (Primary standard industrial  (I.R.S. employer
incorporation or organization)   classification code number) identification no.)

                                                    PHIL RYKHOEK, C.F.O.
                                                   Denbury Resources Inc.
17304 Preston Road, Suite 200                   17304 Preston Road, Suite 200
     Dallas, Texas 75252                             Dallas, Texas 75252
       (972) 673-2000                     (972)673-2000; Facsimile:(972)673-2051
(Address and telephone number of          (Name, address and telephone number of
Registrant's principal executive offices)             Agent for Service)

                                   Copies to:

                               DONALD W. BRODSKY
                                  KAREN BRYANT
                              Jenkens & Gilchrist,
                           A Professional Corporation
                           1100 Louisiana, Suite 1800
                               Houston, TX 77002
                     (713)951-3300; Facsimile:(713)951-3314


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after (a) the effectiveness of this Registration Statement and (b) the effective date of the continuance of Denbury Resources Inc., a Canadian corporation, as a domestic corporation under Delaware law which, as continued under Delaware law, is the "Registrant".

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

                                     PART II

Item 21.    Exhibits and Financial Statement Schedules

      (a)   Exhibits.



Exhibit
No.       Description of Exhibit
-------   ----------------------

3(a) Articles of Continuance of Denbury Resources Inc., as amended (incorporated by reference as Exhibits 3(a), 3(b), 3(c), 3(d) of the Company's Registration Statement on Form F-1 dated August 25, 1995,
          Exhibit 4(e) of the Company's Registration Statement on Form S-8 dated February 2, 1996 and Exhibit 3(a) of the Pre-effective Amendment No. 2 of the Company's Registration Statement on Form S-1 dated October 22,
          1996).

3(b) General By-Law No. 1: A By-Law Relating Generally to the Conduct of the Affairs of Denbury Resources Inc., as amended (incorporated by reference as Exhibit 3(e) of the Company's Registration Statement on Form F-1 dated August 25, 1995, Exhibit 4(d) of the Registrant's Registration Statement on Form S-8 dated February 2, 1996.

3(c)      Restated  Articles  of  Incorporation  of  Denbury  Management,   Inc.
          (incorporated by reference as Exhibit 3(c) of the Registrant's Registration Statement on Form S-3 dated February 19, 1998).

3(d)      Bylaws of Denbury  Management,  Inc.  (incorporated  by  reference  as
          Exhibit 3(c) of the Registrant's Registration Statement on Form S-3 dated February 19, 1998).

3(e)* Certificate of Domestication of Denbury Resources Inc. (attached as Exhibit C to the Prospectus of this Registration Statement).

3(f)* Form of Certificate of Incorporation of Denbury Resources Inc., a Delaware corporation (attached as Exhibit D to the Prospectus of this Registration Statement).

3(g)* Form of By-laws of Denbury Resources Inc., a Delaware corporation (attached as Exhibit E to the Prospectus of this Registration Statement).

4(a) See Exhibits 3(a), 3(b), 3(c) and 3(d) for provisions of the Articles of Continuance and General By-Law No. 1 of the Company defining the rights of the holders of Common Shares.

4(b) Form of Indenture between DMI and Chase Bank of Texas National Association, as trustee (incorporated by reference as Exhibit 4(b) of Registrant's Registration Statement on Form S-3 dated February 19,
          1998).

4(c) Section 190 of the Canada Business Corporation Act (attached as Exhibit B to the Prospectus of this Registration Statement).

5(a)*     Form of  legality  opinion  of  Jenkens &  Gilchrist,  a  Professional
          Corporation.

8(a)**    Opinion of Burnet, Duckworth & Palmer as to Canadian tax matters.

8(b)** Opinion of Jenkens & Gilchrist, a Professional Corporation as to United States tax matters.

10(a) Stock Purchase Agreement dated December 16, 1998 between the Company and TPG Partners II, L.L.C. (incorporated by reference as Exhibit 99.1 of the Registrant's Form 8-K dated December 17, 1998).

Exhibit
No.       Description of Exhibit
-------   ----------------------

10(b)* Consent letter and form of Fourth Amendment to First Restated Credit Agreement, by and among Denbury Management, as borrower, Denbury Resources Inc., as guarantor, NationsBank of Texas, N.A. as administrative agent and NationsBank of Texas, N.A. as bank, dated November 30, 1998.

12*       Statement of Ratio of Earnings to Fixed Charges.

13 Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 (incorporated by reference and separately filed).

21        Subsidiaries of Denbury Resources Inc.,  (incorporated by reference as
          Exhibit 21 of  Registrant's  Form 10-K for the year ended December 31,
          1997).

23(a)*    Consent of Deloitte & Touche LLP.

23(b)* Consent of Burnet, Duckworth & Palmer (contained in its opinion filed as Exhibit 8(a).

23(c)* Consent of Jenkens & Gilchrist, a Professional Corporation (contained in its opinions filed as Exhibit 5(a)and 8(b)).

23(d)* Netherland, Sewell & Associates Reserve Summary Letter as to reserves at December 31, 1998.

23(e)**   Consent of Netherland, Sewell & Associates.

24(a)*    Power  of  Attorney   (contained  on  the   signature   page  of  this
          Registration Statement).

99.1*     Consent of Credit Suisse First Boston Corporation.

99.2* Termination of securities purchase agreement Letter Agreement dated March 1, 1999, by and between TPG Partners, L.P. and TPG Parallel I, L.P., as purchaser and Denbury Resources Inc., as seller.

99.3* Opinion of Griffiths, McBurney and Partners regarding liquidity of Registrant's trading market (attached as Exhibit F to the Prospectus of this Registration Statement).


---------------------------

 * Previously filed.
** Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 18, 1999.

                                                DENBURY RESOURCES INC.


                                                By: /s/ Phil Rykhoek
                                                   -----------------------------
                                                   Phil Rykhoek
                                                   Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.


    Signatures                    Title                                Date
    ----------                    -----                                ----

/s/ Gareth Roberts*        President, Chief Executive Officer     March 18, 1999
---------------------      and Director of Denbury
Gareth Roberts             (Principal Executive Officer)

/s/ Phil Rykhoek           Chief Financial Officer, Secretary and March 18, 1999
---------------------      Authorized Representative of Denbury
Phil Rykhoek               (Principal Financial Officer)

/s/ Bobby J. Bishop*       Controller and Chief Accounting        March 18, 1999
---------------------      Officer of Denbury
Bobby J. Bishop            (Principal Accounting Officer)

/s/ Ronald G. Greene*      Chairman of the Board and              March 18, 1999
---------------------      Director of Denbury
Ronald G. Greeene

/s/ Wieland Wettstein*     Director of Denbury                    March 18, 1999
---------------------
Wieland Wettstein

/s/ Wilmot Matthews *      Director of Denbury                    March 18, 1999
---------------------
Wilmot Matthews


By: /s/ Phil Rykhoek
-----------------------
Phil Rykhoek
*Attorney-in-Fact pursuant to
Power of Attorney contained in
original filing of the Registration
Statement.

                                 EXHIBIT INDEX

Exhibit
No.       Description of Exhibit
-------   ----------------------



8(a)      Opinion of Burnet, Duckworth & Palmer as to Canadian tax matters.

8(b) Opinion of Jenkens & Gilchrist, a Professional Corporation as to United States tax matters.

23(e)     Consent of Netherland, Sewell & Associates.

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